UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12

Tevogen Bio Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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Tevogen Bio Announces 2025 Annual Meeting

April 25, 2025

WARREN, N.J., Tevogen Bio Holdings Inc. (“Tevogen Bio” or “Company”) (Nasdaq: TVGN) today announced that the Company will hold its 2025 annual meeting of stockholders (the “Annual Meeting”) via live webcast at 11 a.m. Eastern Time on June 23, 2025. Stockholders of record as of April 30, 2025, will be asked to vote on the re-election of two incumbent director nominees, and the ratification of the Company’s independent registered public accounting firm.

Tevogen Bio encourages all stockholders of record as of April 30, 2025, to participate in this year’s vote. Proxy materials, including detailed instructions for voting, will be distributed or made available in accordance with Securities and Exchange Commission (“SEC”) regulations to stockholders of record as of April 30, 2025. If you are a stockholder and provide your 16-digit control number, which can be found on your Notice of Internet Availability, proxy card, or voting instruction form, you will be able to vote your shares at the Annual Meeting.

The Company intends to disclose the Annual Meeting voting results on a Form 8-K following the Annual Meeting.

Additional Information and Where to Find It

The Company will file with the SEC a proxy statement on Schedule 14A relating to the Annual Meeting, which will be mailed to the Company’s stockholders of record as of April 30, 2025. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING.

Stockholders may obtain free copies of the proxy statement and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors Relations page of the Company’s website at ir.tevogen.com/financials/sec-filings/default.aspx or by contacting the Company’s Investor Relations team by e-mail at ir@tevogen.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the Company’s directors and executive officers will be contained in the proxy statement the Company will file with the SEC. You may also find additional information about the Company’s executive officers in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on April 2, 2025 and information about the Company’s directors and about directors’ and executive officers’ ownership of Company securities in the Company’s prospectus dated August 5, 2024 that forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-280414). Other information regarding the participants in the proxy solicitation will be contained in the proxy statement. To the extent that holdings of Company securities by its directors and executive officers have changed since the amounts disclosed in the prospectus, such changes have been or will be reflected in Statements of Changes in Ownership on Form 4 filed with the SEC and in the proxy statement. You can obtain or when available will be able to obtain free copies of these documents at the SEC’s website at www.sec.gov or through the Investors Relations page of the Company’s website at ir.tevogen.com/financials/sec-filings/default.aspx.

Contacts

Tevogen Bio Communications

T: 1 877 TEVOGEN, Ext 701

Communications@Tevogen.com